UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 06, 2022

SAB BIOTHERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39871	85-3899721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 East 54th Street North
Sioux Falls, South Dakota		57104
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 605 679-6980

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	SABS	The NASDAQ Stock Market LLC
Warrants, each exercisable for one share of Common Stock at an exercise price of $11.50 per share	SABSW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 6, 2022, SAB Biotherapeutics, Inc. (the “Company” or “SAB”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). The total number of shares entitled to vote at the Annual Meeting was 42,977,621 and there were present 31,398,271 shares at the Annual Meeting in person or by proxy, which represented 73.1% of the outstanding shares entitled to vote at the Annual Meeting and which constituted a quorum for the transaction of business.

At the Annual Meeting, the shareholders voted to:

(1)
Elect Scott Giberson and William Polvino as Class I directors to serve for a term of three years or until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal.
(2)
Ratify the appointment of Mayer Hoffman McCann P.C. as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2022.

The voting results on these proposals were as follows:

Proposal 1: Election of two Class I directors

Director	Votes For	Withheld	Broker Non-Votes
Scott Giberson	29,125,548	10,554	2,262,169
William Polvino, MD	28,915,382	220,720	2,262,169

Proposal 2: Ratify the appointment of Mayer Hoffman McCann P.C. as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2022

Votes For	Votes Against	Abstentions
31,368,209	22,890	7,172

Item 7.01 Regulation FD Disclosure.

On July 5, 2022, the Company made available a new corporate strategy presentation. On July 8, 2022, the Company posted an updated corporate strategy presentation (the “Presentation”) on the Investor Relations section of the Company’s website. A copy of the Presentation is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The foregoing (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act. The information contained in the Presentation is summary information that should be considered in the context of the Company’s filings with the Securities and Exchange Commission and other public announcements the Company may make by press release or otherwise from time to time.

Cautionary Note Regarding Forward-Looking Statements

Certain statements made in this Current Report on Form 8-K and the Presentation that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding future events, including the development and efficacy of SAB-195 (C. Diff), SAB-176 (Influenza), SAB-142 (Type 1 Diabetes & Immunology), SAB-185 (COVID-19), and our other discovery programs; our cash runway into 2023; and potential future government and third-party collaborations or funded programs. These statements are based on the current expectations of SAB and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict, may differ from assumptions, and are beyond the control of SAB. A further description of risks and uncertainties can be found in the sections entitled “Risk Factors” in SAB’s most recent Annual Report on Form 10-K, most recent quarterly reports on Form 10-Q, and in other filings SAB makes with the Securities and Exchange Commission, available at https://www.sec.gov/. Except as otherwise required by law, SAB disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date they were made, whether as a result of new information, future events or circumstances or otherwise.

Item 8.01 Other Events.

On July 11, 2022, the Company issued a press release announcing the election of Admiral (ret.) Scott Giberson as a member of the board of directors of the Company. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The exhibits listed on the Exhibit Index are incorporated herein by reference.

Exhibit Number	Description
99.1	Presentation dated July 8, 2022.
99.2	Press Release of the Company, dated July 11, 2022.
104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SAB Biotherapeutics, Inc.

Date:	July 11, 2022	By:	/s/ Eddie J. Sullivan
Eddie J. Sullivan Chief Executive Officer